SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2002

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 825-5200

Item 5.  Other Events.

     On May 14, 2002, PacifiCare Health Systems, Inc. (the “Company”), announced that it intends to offer $200 million of senior notes due 2009 for sale in a private placement. A copy of the Company’s press release dated May 14, 2002, relating to the proposed offering is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

99.1	Press Release issued by the Company on May 14, 2002.

2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC

Dated: May 14, 2002	By:	/s/ Susan L. Berkel Susan L. Berkel Senior Vice President and Corporate Controller (Chief Accounting Officer)

3.

INDEX TO EXHIBITS

99.1	Press Release issued by the Company on May 14, 2002.

4.